Exhibit 23.2

Semple, Marchal & Cooper, llp CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

2700 NORTH CENTRAL AVENUE, NINTH FLOOR, PHOENIX, ARIZONA 85004 • TEL 602-241-1500 • FAX 602-234-1867

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Prolink Holdings Corp.
Chandler, Arizona
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-140179) of Prolink Holdings Corp. of our report dated April 13, 2007.
/s/ Semple, Marchal & Cooper, LLP
Phoenix, Arizona
April 16, 2007

INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE